Exhibit 99.2

AVIS BUDGET GROUP ANNOUNCES SECURITIZATION PROGRAM

FOR ITS EUROPEAN RENTAL FLEET

PARSIPPANY, N.J., March 11, 2013 — Avis Budget Group, Inc. (NASDAQ: CAR) announced today that it has entered into a three-year, €500 million (approximately $650 million) European rental fleet securitization program, providing the Company’s subsidiaries in Germany, Italy and Spain increased capacity to finance its fleet purchases. This program, which matures in March 2016, will replace the Company’s previous €350 million European variable fleet financing facility at more attractive terms.

“We are pleased to obtain incremental vehicle-backed financing commitments for our European fleet, providing us increased capacity to grow our fleet over time at lower interest rates,” said David B. Wyshner, Avis Budget Group senior executive vice president and chief financial officer. “Completing a multi-national securitization for our European fleet has been an important objective for us since our acquisition of Avis Europe.”

Crédit Agricole Corporate and Investment Bank served as lead arranger of the financing, which is structured as a revolving facility under which borrowings can be made and repaid as needed.

About Avis Budget Group, Inc.

Avis Budget Group, Inc. is a leading global provider of vehicle rental services through its Avis and Budget brands, with more than 10,000 rental locations in approximately 175 countries around the world. Avis Budget Group operates most of its car rental offices in North America, Europe and Australia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 28,000 employees and is headquartered in Parsippany, N.J. For more information, visit www.avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Avis Budget Group to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are based upon then current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements.

A further list and description of important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget’s Annual Report on Form 10-K for the year ended December 31, 2012, included under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and

in other filings and furnishings made by Avis Budget with the Securities and Exchange Commission from time to time. Other unknown or unpredictable factors could also have material adverse effects on Avis Budget’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Avis Budget undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Contacts

Media Contact:	Investor Contact:
John Barrows	Neal Goldner
(973) 496-7865	(973) 496-5086
PR@avisbudget.com	IR@avisbudget.com

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